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                                                                      EXHIBIT 23


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 333-62566 on Form S-8, Registration Statement No. 333-53449 on Form S-8, Amendment No. 2 to Registration Statement No. 33-52196 on Form S-3 and Registration Statement No. 333-104732 on Form S-8 of our report dated January 11, 2005 appearing in this Annual Report on Form 10-K of American Pacific Corporation for the year ended September 30, 2004.




DELOITTE & TOUCHE LLP
Las Vegas, Nevada
January 12, 2005